Exhibit 4(c)

                       COMMITMENT AMOUNT INCREASE REQUEST

                                November 21, 2005

Harris N.A.
    as Agent (the "AGENT")
    for the Lenders referred to below
111 West Monroe Street
Chicago, Illinois   60603

Attention: Joann Holman, Director

Re:
                      Amended and Restated Credit Agreement
                          dated as of October 14, 2005
             among EMCOR Group, Inc., the Lenders party thereto and
                              Harris N.A., as Agent
                   (as amended, modified or supplemented from
                     time to time, the "CREDIT AGREEMENT").
                     --------------------------------------


Ladies and Gentlemen:

        In accordance with the Credit Agreement, the Company hereby requests that the Agent consent to an increase in the aggregate Commitments (the "COMMITMENT AMOUNT INCREASE"), in accordance with Section 1.10 of the Credit Agreement, to be effected by an increase in the Commitment of The Northern Trust Company ("NORTHERN TRUST"). Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

        After giving effect to such Commitment Amount Increase, and upon the effectiveness of such Commitment Amount Increase, the Commitment of Northern Trust will be as set forth on Attachment I hereto.

        On the date hereof, the Company agrees to pay to the Agent, for the account of Northern Trust, a one-time, non-refundable upfront fee in an amount equal to $6,250.

        THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

        The Commitment Amount Increase shall be effective when the executed consent of the Agent is received or otherwise in accordance with Section 1.10 of the Credit Agreement, but not in any case prior to November 29, 2005. It shall be a condition to the effectiveness of the Commitment Amount Increase that (i) all fees and expenses referred to in Section 1.10 of the Credit Agreement shall have been paid and (ii) no Eurodollar Loans shall be outstanding on the date of such effectiveness.

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        The  Company  hereby  certifies  that no Default or Event of Default has occurred and is continuing.

        Please indicate the Agent's consent to such Commitment Amount Increase by signing the enclosed copy of this letter in the space provided below.


                                        Very truly yours,

                                        EMCOR GROUP, INC.

                                        By:
                                           ----------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                        THE NORTHERN TRUST COMPANY

                                        By:
                                           ----------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------


The undersigned hereby consents
On this 29th day of November, 2005
to the above-requested Commitment
Amount Increase.

HARRIS N.A.,
  as Agent

By:
   -----------------------------------------
   Name:
        ------------------------------------
   Title:
         -----------------------------------

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                                  ATTACHMENT I


              LENDER                                 COMMITMENT

        The Northern Trust Company                   $15,000,000